Source: *LGBTQ Loyalty Holdings, Inc.*

October 06, 2021 08:00 ET

LGBTQ Loyalty Holdings Enters Into Securities Purchase Agreement With GHS Investments

WILTON MANORS, Fla., Oct. 06, 2021 (GLOBE NEWSWIRE) -- LGBTQ Loyalty Holdings, Inc. (OTC PINK: LFAP) ("LGBTQ Loyalty") ("the Company"), a diversity- and inclusion-driven financial methodology and data company, has entered into a new Securities Purchase Agreement (SPA) with GHS Investments.

Pursuant to the SPA, the Company will have the right in its sole discretion, to sell up to $10 million of common stock (subject to certain limitations) to GHS Investments, which has no right to require the Company to sell any shares, following the effectiveness of a registration statement with the Securities and Exchange Commission registering the common stock issuable pursuant to the SPA. All Closings are subject to other customary closing conditions. The purchase price for the Common Stock is a fixed price per share equal to eighty percent (80%) of the lowest volume weighted average price (VWAP) during the ten (10) trading day period immediately preceding a Closing.

"This new agreement allows LGBTQ Loyalty Holdings to continue our financial relationship with GHS Investments for an extended period of 24 months while maintaining our commitment to retiring our convertible notes," said Bobby Blair, CEO of LGBTQ Loyalty Holdings. "We believe that this financing will provide the Company with additional investment capital to expand upon our diversity- and inclusion-focused financial products and help to generate continued revenue growth and value for our shareholders."

The Company is continuing to prioritize the retirement of its notes, while focusing its efforts on continuing to create fundamental value and growth for shareholders.

For more detailed information, please refer to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 5, 2021. All questions regarding the SPA and other investor inquiries can be directed to IR@lgbtql.com.

About LGBTQ Loyalty Holdings, Inc.

LGBTQ Loyalty is a diversity- and inclusion-driven financial methodology and data company that quantifies corporate equality alignment with the LGBTQ community and minority interest groups. The Company has benchmarked the first-ever U.S. Loyalty Preference Index, which it believes empowers the LGBTQ community to express their preferences for the nation's high-performing corporations most dedicated to advancing equality. The Loyalty Preference Index, branded as LGBTQ100 ESG Index, is an environmental, social and governance (ESG) Index, offering an added perspective for those seeking to align with equality-driven, ESG-responsible corporations. LGBTQ Loyalty's leadership includes seasoned authorities in the financial industry and the LGBTQ community. For more information, please visit www.lgbtqloyalty.com.

About GHS Investments

GHS Investments LLC is a leading private investment and management group providing financing solutions for high potential small cap enterprises. GHS invests in public companies primarily as an equity investor and has been instrumental in the startup and growth of numerous high potential small cap enterprises since 2015. Matthew Schissler, Founder and Member of GHS, is an American business executive who has served in leadership roles in a number of privately and publicly held companies. https://ghscap.com

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of LGBTQ Loyalty Holdings, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of

forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Please consider the Fund's investment objectives, risks, and charges and expenses carefully before you invest. This and other important information is contained in the Fund's summary prospectus and prospectus, which can be obtained by visiting www.PALETFs.com or call 1-866-690-3837. Read carefully before you invest.

Investing involves Risk. Principal loss is possible. Shares of any ETF are bought and sold at market price (not NAV), may trade at a discount or premium to NAV and are not individually redeemed from the funds. Brokerage commissions will reduce returns. Additional Fund risks include: Technology Sector Risk, Healthcare Sector Risk, Finance Sector Risk, Concentration Risk, Cyber Security Risk, and Liquidity Risk. For additional information please see the prospectus.

This information should not be relied upon as research, investment advice, or a recommendation regarding any products, strategies, or any security in particular. This material is strictly for illustrative, educational, or informational purposes and is subject to change.

A strategy or emphasis on environmental, social and governance factors ("ESG") may limit the investment opportunities available to a portfolio. Therefore, the portfolio may underperform or perform differently than other portfolios that do not have an ESG investment focus. A portfolio's ESG investment focus may also result in the portfolio investing in securities or industry sectors that perform differently or maintain a different risk profile than the market generally or compared to underlying holdings that are not screened for ESG standards.

Please read the prospectus and its risk disclosure before investing.

Certain statements may constitute a forward-looking statement, including those identified by the expression "expect" and similar expressions (including grammatical variations thereof). The forward-looking statements are not historical facts but reflect the author's current expectations regarding future results or events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. These and other factors should be considered carefully and readers should not place undue reliance on such forward looking statements. These forward-looking statements are made as of the date hereof and the authors do not undertake to update any forward-looking statement that is contained herein, whether as a result of new information, future events or otherwise, unless required by applicable law.

Distributed by Quasar Distributors LLC

MEDIA CONTACT:

Sam Marinelli
Gregory FCA for LGBTQ Loyalty Holdings
LGBTQL@gregoryfca.com
610-246-9928

INVESTOR RELATIONS CONTACT:

Larry Roan
IR@lgbtql.com

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